EXHIBIT 32

 STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,
                             18 U.S.C. SECTION 1350

The undersigned, Geoffrey Alison, is the Chief Executive Officer and Principal Financial Officer of Castle & Morgan Holdings, Inc. (the "Company").

This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2005 (the "Report").

By execution of this statement, I certify that:

      a. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and


      b. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

      /S/ Geoffrey Alison
      ---------------------
      Geoffrey Alison, Chief Executive Officer
      and Principal Financial Officer

      Date:  May 17, 2004


      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.


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